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                                                              April 11, 1996

General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT 06927-5000

Paul Brissette
299 Royal Palm Way
Boca Raton, FL 33432

Brissette Broadcasting Corporation
299 Royal Palm Way
Boca Raton, FL 33432

Gentlemen:

         Reference is made to the Stock Purchase Agreement dated December 15, 1995 (the "Stock Purchase Agreement") by and among Benedek Broadcasting Corporation, as Purchaser, General Electric Capital Corporation and Paul Brissette, as Sellers, and Brissette Broadcasting Corporation relating to the capital stock of Brissette Broadcasting Corporation. Any capitalized term used herein without definition shall have the meaning provided therefor in the Stock Purchase Agreement.

         Purchaser has advised Sellers as to its current intentions with respect to the financing for the acquisition of the Shares and, as a result of discussions concerning such financing plans, Purchaser and GE Capital have agreed to certain changes to the terms, preferences, rights and limitations to be set forth in the Certificate of Designations for the Issuer Preferred Stock (the "Certificate of Designations"). Specifically, Purchaser has advised Sellers that the Issuer will be Benedek Communications Corporation, a newly-formed Delaware corporation ("BCC") which will be the sole stockholder of Purchaser. As part of the financing for the acquisition, BCC will also issue its Senior Subordinated Discount Notes due 2006 (the "Discount Notes") and its Exchangeable Redeemable Senior Preferred Stock due 2007 (the "Exchangeable Preferred Stock"), which Exchangeable Preferred Stock will be mandatorily redeemable on July 1 2007. Sellers have also agreed to waive the requirement of finality with respect to the FCC Consent, as more particularly set forth herein.




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General Electric Capital Corporation      - 2 -                   April 11, 1996


         Accordingly, the following shall constitute the first amendment to the Stock Purchase Agreement:

         1. Section 11(h) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

                  "(h) The FCC Consent shall have been issued and the FCC shall grant to Purchaser a waiver of not less than six months of the Duopoly Rules in which to come into compliance with such Duopoly Rules to the extent such waiver is required to permit Purchaser to consummate the transactions contemplated hereby; provided, however, that for purposes of this Section 11(h) the FCC Consent shall mean an order of the FCC or its staff acting pursuant to delegated authority consenting to the transfer of control of the Stations from Brissette to Purchaser and such FCC Consent shall not be required to have become final."

         2. The Certificate of Designations for the Issuer Preferred Stock is hereby amended as follows:

                  (a) The mandatory redemption date set forth in Paragraph 5(a)(i) of the Certificate of Designations shall be July 1, 2008.

                  (b) The reference in the first sentence of Paragraph 6(b) of the Certificate of Designations to "four consecutive quarterly dividends or two consecutive semi-annual dividends" shall be amended to refer to "six consecutive quarterly dividends or three consecutive semi-annual dividends," which corresponds to the periods applicable to the Exchangeable Preferred Stock.

                  (c) The Preferred Stock shall expressly rank junior to the Exchangeable Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up of the Company. The provision giving effect to such ranking shall be in form, scope and substance reasonably satisfactory to the Purchaser and GE Capital and shall, among other things, provide that all claims of the holders of the Preferred Stock, including without limitation, claims with respect to dividend payments, redemption payments, mandatory repurchase payments or rights upon liquidation, winding-up or dissolution, shall rank junior to the claims of the holders of indebtedness of the Company for borrowed money and, except as to claims of holders of the Preferred Stock for declared and unpaid dividends as to which such holders will have whatever claims exist as a matter of law, all other creditors of the Company.




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General Electric Capital Corporation    - 3 -                     April 11, 1996


                  (d) The  definition  of Debt shall be amended to  specifically
(i) include the Exchangeable Preferred Stock and any future issue of preferred stock of the Company that either ranks senior or pari passu to the Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up of the Company or that is mandatorily redeemable by the Company on or prior to the first anniversary of the mandatory redemption date of the Preferred Stock and (ii) exclude the Preferred Stock.

                  (e) The definition of consolidated interest expense in Paragraph 1 of the Certificate of Designations is hereby amended to provide that dividends on preferred stock issued by the Company which is deemed to be Debt are an interest expense.

                  (f) Paragraph 3(c) is hereby amended to provide that until the fifth anniversary of the Original Issue Date, dividend payments shall be automatically made by adding the amount thereof to the Liquidation Preference of the shares of Preferred Stock, and the definition of Liquidation Preference shall be appropriately amended.

                  (g) Paragraph 6(g) of the Certificate of Designation shall be amended to: (i) delete clause 1 therefrom, (ii) amend clause 3 thereof to read in its entirety as follows: "the Company will not consolidate with or merge with or into, any person unless (a) the resulting or surviving person (if not the Company) is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and the Preferred Stock shall be converted into or exchanged for and shall become shares of such resulting or surviving transferee person, having in respect of such resulting or surviving person the same powers, preferences and relative, participating, optional or other special rights or qualifications, limitations and restrictions thereon, that the Preferred Stock had immediately prior to such transaction and
(b) immediately after and giving effect to such transaction, the resulting or surviving person would have been able to issue an additional $1.00 of Debt without the approval of the holders of the Preferred Stock," (iii) delete clause 4 therefrom, (iv) amend clause 5 to provide that neither the Company nor any Subsidiary will, after the Original Issue Date, incur any Debt prohibited by such clause 5, (v) amend the last sentence of such Paragraph 6(g) to read in its entirety as follows: "For purposes of this Section, Debt is not deemed incurred upon either (i) the issuance of additional preferred stock on account of then existing payment-in-kind preferred stock as a payment of dividends provided such payment is in accordance with the terms thereof, or (ii) the accretion of discount with respect to any indebtedness, provided such accretion is in accordance with the terms thereof", and (vi) add a clause 6 thereto which shall require the Company to maintain the Purchaser as its wholly-owned subsidiary, which ownership may be indirect but only through other wholly-owned subsidiaries of the Company.

                  (h) Notwithstanding any prohibition thereon set forth in Paragraph 3(b) of the Certificate of Designations, the Company may make distributions on its common stock of Tax Amounts (as defined in the Indenture) with respect to periods on or prior to the termination of



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General Electric Capital Corporation     - 4 -                    April 11, 1996

Purchaser's status as an S Corporation, provided that the aggregate amount of all such distributions of Tax Amounts shall not exceed the sum of $1.0 million.

         3. Except as amended hereby, the Stock Purchase Agreement shall remain in full force and effect.

         If the foregoing correctly sets forth our agreement and understanding, please sign where indicated below. This first amendment may be signed in counterparts, which, taken together, shall constitute one agreement.

                                               Very truly yours,

                                               BENEDEK BROADCASTING CORPORATION


                                               By:   /s/ Ronald L. Lindwall
                                                     --------------------------

ACCEPTED AND AGREED TO:

GENERAL ELECTRIC CAPITAL CORPORATION


By:  /s/ John L. Flannery
     --------------------------



/s/ Paul Brissette
- - ------------------------------
Paul Brissette, individually


BRISSETTE BROADCASTING CORPORATION


By:  /s/ Paul Brissette
     --------------------------

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